                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                 (July 1, 1999)

                              The IXATA Group, Inc.
                       (Formerly SecurFone America, Inc.)
             (Exact name of registrant as specified in its charter)






          DELAWARE                    33-83526                 94-4453386
(State or other jurisdiction        (Commission              (IRS Employer
     of Incorporation)              File Number)          Identification Number)

                     8080 Dagget Street San Diego, CA 92111
                   ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (858) 677-5580
                                   ----------
              (Registrant's telephone number, including area code)

         =============================================================

This amends the form 8-K filed on July 20, 1999 to provide financial statements and pro forma financial information.

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         IXATA, Inc.
         Report of Independent Auditors
                  Balance Sheet as of June 30, 1999
         Statement of Operations for the Period from Inception
                  (January 15, 1999) to June 30, 1999
         Statement of Stockholder' Equity (Deficit) for the Period from
                  Inception (January 15, 1999) to June 30, 1999.
         Statement of Cash Flows for the Period from Inception (January 15,
                  1999) to June 30, 1999
         Notes to Financial Statements for the Period from Inception
                   (January 15, 1999) to June 30, 1999
(b)      Pro Forma financial information
         Introduction
         Pro Forma Condensed Consolidated Balance Sheet as of
                  June 30, 1999 (unaudited)
         Pro Forma Condensed Consolidated Statement of Operations
                  for the Period Ended June 30, 1999 (unaudited)
         Notes to Pro Forma Condensed Consolidated Financial
                  Information for the Period Ended June 30, 1999
                  (unaudited)


(c)      Exhibits.


Exhibit No.                Description
-----------                -----------
23.1                       Consent of Nation Smith Hermes Diamond,
                           independent accountants.

27.1                       Financial data schedule.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           By: /S/ PAUL B. SILVERMAN
                                   -----------------------
                                   Paul B. Silverman
                                   Chief Executive Officer

Date:  March 10, 2000

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
IXATA, Inc.

We have audited the accompanying balance sheet of IXATA, Inc. (a development stage company) as of June 30, 1999, and the related statement of operations, stockholders' equity (deficit), and cash flows for the period from inception (January 15, 1999) to June 30, 1999. These financial statements are the responsibility the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IXATA, Inc. (a development stage company) as of June 30, 1999, and the results of its operations and cash flows for the period from inception (January 15, 1999) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(e) to the financial statements, the Company is dependent upon its Parent Company to provide the working capital necessary to emerge from the development stage and remain liquid until it has sufficiently developed its client base. This condition raises substantial doubt about its ability to continue as a going concern. Management's plan regarding this matter is also described in Note 1(e). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Nation Smith Hermes Diamond

August 31, 1999

                                                                     IXATA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
===========================================================================================
JUNE 30, 1999
-------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
   Cash (Note 8)                                                               $     46,978
   Accounts receivable                                                                3,596
   Prepaid assets                                                                     3,425
-------------------------------------------------------------------------------------------
Total current assets                                                                 53,999

FIXED ASSETS - NET (Notes 1(c) and 3)                                                23,274

OTHER ASSETS - NET (Note 4)                                                           9,333
-------------------------------------------------------------------------------------------
                                                                               $     86,606
===========================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Current portion of notes payable (Note 5)                                   $    162,000
   Accounts payable and accrued expenses                                             78,899
   Related party payables                                                           175,136
   Deferred revenue                                                                  11,245
-------------------------------------------------------------------------------------------
Total current liabilities                                                           427,280
NOTES PAYABLE - NET OF CURRENT PORTION (Note 5)                                      11,365
-------------------------------------------------------------------------------------------
Total liabilities                                                                   438,645
CONTINGENCIES (Note 10)
STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock; 10,000,000 shares authorized, no shares
     issued and outstanding                                                            --
   Common stock, no par value; 20,000,000 shares authorized,
     1,292,641 shares issued and outstanding (Note 7)                               151,953
   Stock subscriptions receivable (Note 7)                                           (3,107)
   Additional paid-in capital (Note 4)                                                9,340
   Deficit accumulated during the development stage                                (510,225)
-------------------------------------------------------------------------------------------
Total stockholders' equity (deficit)                                               (352,039)
-------------------------------------------------------------------------------------------
                                                                               $     86,606
===========================================================================================

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                                                                     IXATA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS
===========================================================================================
PERIOD FROM INCEPTION (JANUARY 15, 1999) TO JUNE 30, 1999
-------------------------------------------------------------------------------------------
REVENUES                                                                       $        901
Cost of revenues                                                                      2,359
-------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                                                                  (1,458)
Selling, general and administrative expenses                                        501,995
-------------------------------------------------------------------------------------------
OPERATING PROFIT (LOSS)                                                            (503,453)
Interest expense                                                                      6,772
-------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                              $   (510,225)
===========================================================================================

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                                                                     IXATA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
===========================================================================================================================
                                                  Common Stock                      Additional
                                             ----------------------- Subscriptions     Paid-in   Accumulated
                                                Shares      Amount      Receivable     Capital       Deficit          Total
                                             -----------------------   ----------------------------------------------------

BALANCE AT JANUARY 15, 1999                       --       $    --       $    --       $    --       $    --      $    --

Notes payable converted to equity               49,824       130,822          --             --           --        130,822

Shares issued for cash                         938,066         9,492          --             --           --          9,492

Contributed capital                               --            --            --            9,340         --          9,340

Shares issued for services                       2,844         8,532          --             --           --          8,532

Shares subscribed                              301,907         3,107        (3,107)          --           --           --

Net loss                                          --            --            --             --       (510,225)    (510,225)
------------------------------------------   ---------     ---------     ---------      ---------    ---------    ---------
BALANCE AT JUNE 30, 1999                     1,292,641     $ 151,953     $  (3,107)     $   9,340    $(510,225)   $(352,039)
==========================================   =========     =========     =========      =========    =========    =========

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                                                                     IXATA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
========================================================================================================
PERIOD FROM INCEPTION (JANUARY 15, 1999) TO JUNE 30, 1999
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                                 $  (510,225)
   Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization                                                                  910
   Change in operating assets and liabilities:
     Accounts receivable                                                                         (3,596)
     Prepaid and other current assets                                                            (3,425)
     Accounts payable and accrued expenses                                                       97,797
     Related party payables                                                                     175,136
     Deferred revenue                                                                            11,245
--------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                                          (232,158)
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of fixed assets                                                                    (23,517)
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of debt                                                               300,000
   Offering costs                                                                               (16,179)
   Proceeds from sale of common stock                                                             9,492
   Capital contributions                                                                          9,340
--------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                       302,653
--------------------------------------------------------------------------------------------------------
Net increase in cash                                                                             46,978

CASH AT BEGINNING OF PERIOD                                                                           -
--------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                                                       $    46,978
========================================================================================================
NONCASH INVESTING AND FINANCING ACTIVITIES:
Debt and accrued interest converted to equity                                               $   155,533
Accounts payable converted to debt                                                          $    13,365
Intellectual property acquired by financing                                                 $    10,000
Equity issued for offering costs                                                            $     8,582
Stock subscriptions                                                                         $     3,107
========================================================================================================

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                                   IXATA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
================================================================================

1.    SUMMARY OF                A summary of the Company's significant
      SIGNIFICANT               accounting policies applied in the preparation
      ACCOUNTING                of the accompanying financial statements
      POLICIES                  follows.

(a)   ORGANIZATION              IXATA, INC. (the "Company") was incorporated in
                                California on January 15, 1999 with the purpose of providing internet based business to business e-commerce automated solutions to a broad spectrum of clients in the hotel and corporate travel related industry. Subsequent to June 30, 1999, the Company has also entered into contracts authorizing certain strategic partners to sublicense its software.

(b)   USE OF                    The preparation of financial statements in
      ESTIMATES                 conformity with generally accepted accounting
                                principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

(c)   DEPRECIATION              Depreciation and amortization are provided on
                                the straight-line method over the estimated useful lives of the related assets.

(d)   INCOME TAXES              Deferred income taxes are recognized for the tax
                                consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

                                Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

(e)   LIQUIDITY                 To meet both current contractual commitments and
                                business growth objectives, the Company will require additional financing which will be provided by the parent company (the "Parent")
                                (See Note 11). To address these financing needs, the Parent is pursuing a three phase strategy.
                                During the current initial phase, the Parent's core investors and bankers are providing additional short-term capital to meet the

(e)   LIQUIDITY (CONT)          Company's near term obligations. The Phase II
                                financing plan will be to develop and close by year-end, a private financing round. The Parent is discussing required private placement funding levels and expects the total Phase II placement to be in the range of $3 to $5 million. The planned Phase III financing round will be a public offering in the second or third quarter of 2000. There can be no assurance that the planned financing will be completed under terms acceptable to the Company or at all.

                                The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

2.    DEVELOPMENT               Operations since the Company's inception have
      STAGE                     been devoted primarily to developing its client
      OPERATIONS                base and funding operations.

3.    FIXED ASSETS              Fixed assets consisted of the following:

                                JUNE 30, 1999
                                --------------------------------------------------------------
                                Computer hardware                                    $ 20,517
                                Furniture and equipment                                 3,000
                                --------------------------------------------------------------
                                                                                       23,517
                                Less accumulated depreciation                            (243)
                                --------------------------------------------------------------
                                                                                     $ 23,274
                                ==============================================================

                                Depreciation expense was $243 for the period ended June 30, 1999.

4.    INTELLECTUAL              On February 16, 1999, the Company purchased
      PROPERTY                  intellectual property from a company with
                                substantially the same stockholders for $10,000.

      AGREEMENT                 The intellectual property consisted of the key
                                software program used in operations. This asset is being amortized over five years. Amortization expense was $667 for the period ended June 30, 1999.

                                Subsequent to acquiring this software, the Company received approximately $14,000 of revenue earned by the prior owner. This amount, net of approximately $4,900 of related expenses, was recorded as additional paid-in capital.

5.    NOTES                     Notes payable consisted of the following:
      PAYABLE

                                JUNE 30, 1999
                                -------------------------------------------------------------------------------------
                                Unsecured note payable to a corporation that
                                  purchased all of the outstanding common stock of
                                  the Company subsequent to June 30, 1999 (see
                                  Note 11); interest at 10%; principal and accrued
                                  interest are due June 30, 2000.
                                                                                                            $ 150,000
                                Account payable converted to note on June 21, 1999; interest at
                                  8%; payable in $2,000 installments of principal and interest
                                  beginning July 1, 1999.                                                      13,365

                                Note payable to a related party; interest at 5%;
                                  principal and accrued interest are due on
                                  February 16, 2004. (See Note 4)                                              10,000
                                -------------------------------------------------------------------------------------
                                Total                                                                         173,365
                                Less current portion                                                         (162,000)
                                -------------------------------------------------------------------------------------
                                Long-term portion                                                            $ 11,365
                                =====================================================================================
                                Future minimum principal payments on notes payable are as follows:

                                PERIOD ENDING JUNE 30,
                                -------------------------------------------------------------------------------------
                                            2000                                                            $ 162,000
                                            2001                                                                1,365
                                            2002                                                                    -
                                            2003                                                                    -
                                            2004                                                               10,000
                                -------------------------------------------------------------------------------------
                                                                                                            $ 173,365
                                =====================================================================================

6.    INCOME                    Deferred income taxes are provided for temporary
      TAXES                     differences in recognizing certain income and
                                expense items for financial and tax reporting purposes. The deferred tax assets consisted primarily of the income tax benefits from net operating loss carryforwards. Valuation allowances have been recorded to fully offset the deferred tax assets as realization of such assets is not assured.

                                At June 30, 1999, the Company had federal and
                                state tax net operating loss carryforwards of
6.    INCOME                    approximately $510,000. The federal and state
      TAXES, cont'd             tax loss carryforwards will expire between 2008
                                through 2020, unless previously utilized.

                                A reconciliation of the statutory U.S. federal rate and effective rates is as follows:


                                PERIOD ENDED JUNE 30, 1999
                                ---------------------------------------------------------------------------------------
                                Statutory U.S federal rate                                                         34%
                                State income taxes                                                                  6%
                                Net operating loss for which no tax benefit is
                                   currently available                                                            (40%)
                                ---------------------------------------------------------------------------------------
                                                                                                                    -%
                                =======================================================================================
                                The tax effects of temporary differences and
                                carryforwards that give rise to deferred tax
                                assets and liabilities consist of the following:

                                JUNE 30, 1999
                                ---------------------------------------------------------------------------------------
                                Deferred tax assets:
                                  Net operating loss carryforwards                                           $ 204,000
                                Valuation allowance                                                           (204,000)
                                ---------------------------------------------------------------------------------------
                                                                                                               $     -
                                =======================================================================================

7.    COMMON                    On February 5, 1999, the Company issued 938,066
      STOCK                     shares of its common stock at approximately $.01
                                per share for cash. Members of the Board of Directors purchased 799,928 of the shares.

                                On February 5, 1999, the Company subscribed
                                301,907 shares of its common stock at
                                approximately $.01 per share.

                                On February 18, 1999, the Company issued 2,844 shares of its common stock at $3 per share in exchange for offering costs. The stock was valued based on the share price of the investment facilitated.

                                On June 30, 1999, the Company issued 49,824
                                shares of its common stock at approximately $3 per share. These shares were recorded net of approximately $25,000 of offering costs.


7.    COMMON                    These shares were issued pursuant to a private
      STOCK, cont'd             placement memo dated January 26, 1999. Bridge
                                loans in the amount of $150,000 at 10% interest were issued to the Company in February 1999. The principal and accrued interest related to the bridge loans were converted to equity on June
                                30, 1999.

8.    CONCENTRATIONS            The Company maintains cash balances at a local
                                bank, which at times may exceed the $100,000
                                FDIC insurance limit. All cash balances at June
                                30, 1999 were insured.

9.    RELATED PARTY             The Company purchased certain intellectual
      TRANSACTIONS              property from a company with substantially the
                                same shareholders and received the proceeds of accounts receivable generated by the prior owner of the intellectual property. See Note 4.

                                The Company sold shares of its common stock to members of its Board of Directors. See Note 7.

                                The Company entered into a management and services agreement with a company that has substantially the same stockholders. Related expenses for the period ended June 30, 1999 was $116,700. Related party payables included $108,560 at June 30, 1999.

                                The Company entered into consulting agreements with members of its Board of Directors. Related expense for the period ended June 30, 1999 was $95,000. Related party payables included $53,000 at June 30, 1999, related to the consulting agreement.

                                The Company paid consulting fees not pursuant to a consulting agreement to a member of its Board of Directors in the amount of $27,500.

                                Related party payables at June 30, 1999 included $13,576 due to a member of its Board of Directors for Company charges incurred on his personal credit card.


10.   YEAR 2000                 The Company could be adversely affected if the
      ISSUE                     computer systems it, its suppliers or its
      (UNAUDITED)               customers use do not properly process and
                                calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices, such as equipment. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

11.   SUBSEQUENT                Effective July 1, 1999, an unrelated party
      EVENT                     purchased 100% of the Company's outstanding
                                common stock.

                         UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION


The unaudited pro forma consolidated information set forth below gives effect to the acquisition of all the issued and outstanding capital stock of IXATA, Inc. ("IXATA") as if the acquisition occurred on January 15, 1999 (IXATA's inception date). The unaudited pro forma consolidated financial information set forth below reflects certain adjustments, including adjustment to reflect the amortization of capitalized goodwill.

The IXATA Group, Inc.
(Formerly SecurFone America, Inc.)
Unaudited Pro Forma Balance Sheet
June 30, 1999

                                               -----------------------------------------------------------------------------------
                                                 Originally       Audited                            Pro Forma       Consolidated
                                                   Filed           IXATA          Subtotal         Consolidation       Pro Forma
                                                 SecurFone        Balances                          Adjustments            FS
                                               -----------------------------------------------------------------------------------
CURRENT ASSETS
   Cash                                         $      7,818     $   46,978     $     54,796        $          -     $     54,796
   Accounts receivable                                 4,501          3,596            8,097                   -            8,097
   Marketable equity securities                      150,000              -          150,000                   -          150,000
   Prepaid and other current assets                        -          3,425            3,425                   -            3,425
                                               --------------   ------------   --------------      --------------   --------------
TOTAL CURRENT ASSETS                                 162,319         53,999          216,318                   -          216,318

FIXED ASSETS - NET                                    83,757         23,274          107,031                   -          107,031

OTHER ASSETS
   Note receivable - IXATA                           150,000              -          150,000  2         (150,000)               -
   Other assets                                        1,225          9,333           10,558                   -           10,558
   Goodwill                                                -              -                - 1,4       6,672,932        6,672,932
                                               --------------   ------------   --------------      --------------   --------------
TOTAL OTHER ASSETS                                   151,225          9,333          160,558           6,522,932        6,683,490
                                               --------------   ------------   --------------      --------------   --------------
TOTAL ASSETS                                    $    397,301     $   86,606     $    483,907        $  6,522,932     $  7,006,839
                                               ==============   ============   ==============      ==============   ==============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion long term debt               $     72,419     $        -     $     72,419                 $ -         $ 72,419
   Current portion notes payable                     578,250        162,000          740,250                   -          740,250
   Accounts payable                                  300,908         78,899          379,807                   -          379,807
   Deferred revenue                                        -         11,245           11,245                   -           11,245
   Related party payables                                  -        175,136          175,136  2         (150,000)          25,136
   Accrued interest                                  173,653              -          173,653                   -          173,653
   Accrued payroll                                   158,678              -          158,678                   -          158,678
                                               --------------   ------------   --------------      --------------   --------------
TOTAL CURRENT LIABILITIES                          1,283,908        427,280        1,711,188            (150,000)       1,561,188

LONG-TERM LIABILITIES
   Capital leases, less current portion               34,323              -           34,323                   -           34,323
   Notes payable, less current portion             1,000,000         11,365        1,011,365                   -        1,011,365
                                               --------------   ------------   --------------      --------------   --------------
TOTAL LONG-TERM LIABILITIES                        1,034,323         11,365        1,045,688                   -        1,045,688
                                               --------------   ------------   --------------      --------------   --------------
TOTAL LIABILITIES                                  2,318,231        438,645        2,756,876            (150,000)       2,606,876

STOCKHOLDERS' DEFICIT
   Preferred stock                                         -              -                -                   -                -
   Common stock                                        6,275        151,953          158,228 1,4        (146,853)          11,375
   Additional paid-in capital                      4,709,138          9,340        4,718,478 1,4       6,309,560       11,028,038
   Additional paid-in capital - Stock
      options                                      2,874,475              -        2,874,475                   -        2,874,475
   Stock subscriptions receivable                          -         (3,107)          (3,107)                  -           (3,107)
   Accumulated deficit during development
      stage                                       (9,360,818)      (510,225)      (9,871,043) 4          510,225       (9,360,818)
   Accumulated other comprehensive (loss):
      Unrealized holding loss on marketable
         securities                                 (150,000)             -         (150,000)                  -         (150,000)
                                               --------------   ------------   --------------      --------------   --------------
STOCKHOLDERS' DEFICIT                             (1,920,930)      (352,039)      (2,272,969)          6,672,932        4,399,963
                                               --------------   ------------   --------------      --------------   --------------
LIABILITIES AND STOCKHOLDERS' EQUITY            $    397,301     $   86,606     $    483,907        $  6,522,932     $  7,006,839
                                               ==============   ============   ==============      ==============   ==============
                                                            -              -                -                   -                -

The IXATA Group, Inc.
(Formerly SecurFone America, Inc.)
Unaudited Pro Forma Statement of Operations
For the Six Months Ended June 30, 1999 and the Period
From Inception to June 30, 1999

                                              -------------------------------------------------------------------------------------
                                                 SecurFone         IXATA                             Business              Pro
                                                 Six Months    (January 15, 1999)   Combined        Combination           Forma
                                                   Ended       Inception Date to                    Adjustment        Consolidated
                                               June 30, 1999    June 30, 1999                                         June 30, 1999
                                              -------------------------------------------------------------------------------------
REVENUES                                        $         -     $        901      $        901       $         -     $         901

COST OF SALES                                             -            2,359             2,359                 -             2,359
                                              -------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                                       -           (1,458)           (1,458)                -            (1,458)

OPERATING EXPENSES
   General and administrative expenses              141,976          501,995           643,971                 -           643,971
   Restructuring charge                             505,832                -           505,832                 -           505,832
   Amortization of goodwill                               -                -                 -  3        614,612           614,612
                                              -------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                            647,808          501,995         1,149,803           614,612         1,764,416
                                              -------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                               (647,808)        (503,453)       (1,151,261)         (614,612)        1,765,874)

OTHER INCOME (EXPENSES)
   Gain on disposal of fixed assets                 708,419                -           708,419                 -           708,419
   Interest expense                                  (1,206)          (6,772)           (7,978)                -            (7,978)
                                              -------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSES)                       707,213           (6,772)          700,441                 -           700,441

PROVISION FOR INCOME TAXES                            1,600                -             1,600                 -             1,600
                                              -------------------------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE EXTRAORDINARY ITEM                       57,805         (510,225)         (452,420)         (614,612)       (1,067,033)

EXTRAORDINARY ITEM
   Extraordinary gain on extinguishment
     of debt, net of income tax of $0                43,451                -            43,451                 -            43,451
                                              -------------------------------------------------------------------------------------
NET INCOME (LOSS)                               $   101,256     $   (510,225)     $   (408,969)      $  (614,612)    $  (1,023,582)
                                              =====================================================================================
BASIC AND FULLY DILUTED LOSS PER SHARE
   Loss before extraordinary item                                                                                    $      (0.09)
                                                                                                                 ==================
   Extraordinary item                                                                                                $       0.00
                                                                                                                 ==================
   Net Loss                                                                                                          $      (0.09)
                                                                                                                 ==================

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Pro forma adjustments for the consolidated balance sheet as of June 30, 1999 and the consolidated statement of operations for the period ended June 30, 1999 are as follows:

        (1) Reflects the issuance of 4,500,000 shares of restricted common stock related to the acquisition of 100 percent of the outstanding common stock of IXATA, Inc. (an unrelated entity). Also includes the issuance of 600,000 shares of restricted common stock for direct combination costs related to the purchase transaction. The fair value of the consideration given by SecurFone was calculated using the average closing price of SecurFone common stock for a period of five months prior to and five month subsequent to the acquisition date, July 1, 1999. The ten-month period was used to more fairly value the fair value of the shares issued.

                The cost of the shares issued for the acquisition and direct combination costs plus approximately $32,000 of other direct combination costs in excess of the net assets acquired from IXATA, Inc. was capitalized as goodwill. Capitalized goodwill was approximately $6.7 million dollars.

        (2) Reflects the elimination of loans from SecurFone to IXATA prior to the acquisition.

        (3) Reflects the amortization of the goodwill amortized on a straight-line basis over a five year period.

        (4) Reflects the elimination of IXATA equity accounts in consolidation.


Exhibit No.       Description
-----------       -----------
23.1              Consent of Nation Smith Hermes Diamond,
                  independent accountants.

27.1              Financial data schedule.